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                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                                  ALRENCO, INC.



                                    ARTICLE I
                                      NAME

         The name of the corporation is Alrenco, Inc. (the "CORPORATION").


                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Indiana is 1736 East Main Street, New Albany, Indiana 47150. The name of its registered agent whose business office is identical with the registered office is Billy W. White, Sr.


                                   ARTICLE III
                               PURPOSES AND POWERS

         The purpose of the Corporation is to transact any and all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, Indiana Code ss. 23-1-17 et seq. (such act, as amended from time to time, and its successors are hereinafter referred to as the "ACT"). The Corporation shall have the power to do all acts allowed under the Act.


                                   ARTICLE IV
                                  CAPITAL STOCK

         SECTION 4.1 AUTHORIZED STOCK. The total number of shares of capital stock that may be issued by the Corporation is 85,000,000, consisting of (i) 75,000,000 shares of Common Stock, no par value ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock ("PREFERRED STOCK").

         SECTION 4.2 COMMON STOCK PROVISIONS. Subject to the provisions of the Act and the preferences of any Preferred Stock then outstanding, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation. The holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the shareholders of the Corporation. In the event of any

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liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any Preferred Stock may be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

         SECTION 4.3 PREFERRED STOCK. The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Act, of any series of shares of Preferred Stock before the issuance of any shares of that series. Each series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The shares of Preferred Stock of any series shall have preferences, limitations and relative rights identical with those of other shares of the same series.

         SECTION 4.4 NO CUMULATIVE VOTING. Cumulative voting of shares of any capital stock having voting rights is prohibited.


                                    ARTICLE V
                                Preemptive Rights

         No shareholder of the Corporation shall by reason of holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board of Directors of the Corporation may issue or authorize the issuance of shares of any class of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of capital stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing shareholders of any such class.


                                   ARTICLE VI
                                    DIRECTORS

         SECTION 6.1 NUMBER. The number of directors of the Corporation shall be fixed from time-to-time by or in the manner provided in the Bylaws, but the number thereof shall never be less than three (3).


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         SECTION 6.2 DIRECTION OF PURPOSE AND EXERCISE OF POWERS. The business and affairs of the Corporation shall be managed and conducted by or under the direction of the Board of Directors. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, shall direct the carrying out of the purpose and exercise the powers of the Corporation, without previous authorization or subsequent approval by the shareholders of the Corporation.

         SECTION 6.3 CLASSIFICATION OF DIRECTORS. The directors shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors constituting the whole board. The term of office of those of the first class shall expire at the annual meeting of shareholders to be held in 1996. The term of office of the second class shall expire at the annual meeting of shareholders to be held in 1997. The term of office of the third class shall expire at the annual meeting of shareholders to be held in 1998. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms have expired shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. Each director shall be entitled to serve for the term for which he was elected or until his successor shall be elected and qualified, whichever period is longer.

         SECTION 6.4 REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, directors shall be removed, but only upon a showing of cause, by a vote of the majority of the shareholders then entitled to vote at the election of directors, provided that if less than the entire Board of Directors is removed, no director may be removed unless the number of votes cast to remove such director exceeds the number of votes cast not to remove such director. For purposes of this Section, "cause" shall mean the participation by a director in any transaction in which his personal financial interests are in conflict with the financial interests of the Corporation or its shareholders; any act or omission not in good faith or which involves intentional misconduct or which is known to a director to be a violation of law; or the participation by a director in any transaction from which the director derived an improper personal benefit.

         SECTION 6.5 AMENDMENT. Anything contained in these Articles of Incorporation to the contrary notwithstanding (and notwithstanding that a lesser percentage may be specified or permitted by law), the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal any provision of this Article VI.


                                   ARTICLE VII
              INDEMNIFICATION AND CONFLICT OF INTEREST TRANSACTION

         SECTION 7.1 INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the Act, indemnify any director, officer, employee or agent of the Corporation from and against any and all reasonable costs and expense (including, without limitation, attorneys' fees) and any



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liabilities (including, without limitation, judgments, fines, penalties and reasonable settlements) paid by or on behalf of, or imposed against, such person in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including any appeal relating thereto), whether formal or informal, and whether made or brought by or in the right of the Corporation or otherwise, in which such person is, was or at any time becomes a named defendant or respondent or witness, or is threatened to be made a named defendant or respondent or witness, or otherwise, by reason of the fact that such person is, was or at any time becomes a director, officer, employee or agent of the Corporation or, at the Corporation's request, a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

         The indemnification authorized by this Section 7.1 shall not be exclusive of any other right of indemnification which any such person may have or hereafter acquire under any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation may take such steps as may be deemed appropriate by the board of directors to provide and secure indemnification to any such person, including, without limitation, the execution of agreements for indemnification between the Corporation and individual directors, officers, employees or agents which may provide rights to indemnification which are broader or otherwise different than the rights authorized by this Section.

         SECTION 7.2 CONFLICT OF INTEREST TRANSACTION. A conflict of interest transaction, as defined in Indiana Code ss. 23-1-35-2(a), is not voidable by the Corporation provided the conflict of interest transaction satisfies the provisions specified in Indiana Code ss. 23-1-35-2.


                                  ARTICLE VIII
                     BUSINESS AND AFFAIRS OF THE CORPORATION

         SECTION 8.1 BYLAWS. The Board of Directors shall have the power, without the assent or vote of the shareholders, to adopt, amend or repeal any provision of the Bylaws of the Corporation.

         SECTION 8.2 AMENDMENTS TO ARTICLES OF INCORPORATION. With the exception of Article VI, notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law), but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal these Amended and Restated Articles of Incorporation.


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